Exhibit 10.4

SECOND AMENDMENT TO THE
FEDERAL HOME LOAN MORTGAGE CORPORATION
2004 STOCK COMPENSATION PLAN

(as amended and restated as of June 6, 2008)

SECOND AMENDMENT to the FEDERAL HOME LOAN MORTGAGE 2004 STOCK COMPENSATION PLAN (as amended and restated as of June 6, 2008) (“Plan”) by the FEDERAL HOME LOAN MORTGAGE CORPORATION (“Freddie Mac”), a corporation organized and existing under the laws of the United States of America.

W I T N E S S E T H:

WHEREAS, the Plan was approved by the stockholders at the Annual Meeting of Stockholders on June 6, 2008;

WHEREAS, Freddie Mac desires to amend the Plan to lower the limit on the maximum portion of shares that may be granted as non-performance based awards;

WHEREAS, Section 9.4(a) of the Plan permits the Compensation and Human Resources Committee of Freddie Mac’s Board of Directors to amend the Plan; and

WHEREAS, an appropriate officer of Freddie Mac has been duly authorized to execute this amendment.

NOW, THEREFORE, the Plan is hereby amended effective July 17, 2008 as follows:

1. Plan Section 6.2(c) is amended to read as follows:

(c) Other Vesting Terms. For purposes of this Section 6.2, (i) vesting over a three-year period will include periodic vesting over such period, (ii) a pre-announced period in which service is required as a condition to the grant of any Award may count toward the minimum vesting period required under this Section 6.2, if so determined by the Committee, or (iii) with respect to Awards that otherwise would be subject to the minimum vesting requirements of Section 6.2(b) and notwithstanding those requirements, up to 10% of the shares of Common Stock authorized for issuance under the Plan may be granted as non-performance based Awards with vesting terms not conforming to the three-year minimum vesting requirement of this Section 6.2 and instead may be granted with a one-year minimum vesting requirement identical to the requirement in Section 6.2(a).

IN WITNESS WHEREOF, Freddie Mac has caused this SECOND AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION 2004 STOCK COMPENSATION PLAN (as amended and restated as of June 6, 2008), effective as of June 6, 2008.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Scott Coolidge

Scott Coolidge Vice President — Compensation & Benefits

ATTEST:

/s/  Mollie D. Roy
Mollie D. Roy
Assistant Secretary